Exhibit 23.10

Collins Barrow Edmonton LLP 2380 Commerce Place 10155 – 102 Street N.W. Edmonton, Alberta T5J 4G8 Canada T. 780.428.1522 F. 780.425.8189 www.collinsbarrow.com

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Registration Statement on Form S-1A of ATD Corporation of our report dated June 25, 2014, except with respect to Note 11 (footnotes (b) and (c)) as to which the date is July 25, 2014 and Notes 11 (footnotes (a) and (d)) and 12 as to which the date is August 18, 2014, relating to the financial statements of Regional Tire Distributors (Edmonton) Inc. as of and for the three years ended February 28, 2014, February 28, 2013 and February 29, 2012 which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Collins Barrow Edmonton LLP

Chartered Accountants

August 18, 2014

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